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                                                                     EXHIBIT 5.1

                                 August 8, 1995


Apache Corporation
One Post Oak Central
2000 Post Oak Boulevard, Suite 100
Houston, Texas 77056-4400

Ladies and Gentlemen:


     We have acted as counsel for Apache Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-4 under the Securities Act of 1933, as amended ("Registration Statement"), for the registration by the Company of 2,000,000 shares (the "Shares") of Common Stock, par value $1.25 per share, of the Company
("Common Stock"), which may be issued from time to time in connection with the acquisition by the Company of interests in oil and gas properties. In such capacity, we have familiarized ourselves with the Company's Certificate of Incorporation, as amended and restated, and Bylaws of the Company, as amended and restated, and have examined all statutes and other records, instruments and documents pertaining to the Company that we have deemed necessary to examine for the purposes of this opinion. With respect to the issuance of any Shares, we have assumed that the Registration Statement and any amendments thereto will have been declared effective, the Shares will be issued in compliance with applicable federal and state securities laws, the acquisitions will be of the type described in the Registration Statement, the acquisitions and the issuance of Shares in such acquisitions will have been duly authorized, and the certificates evidencing the Shares will have been duly executed and delivered against receipt of the consideration therefor approved by the Company.

     Based upon our examination as aforesaid, we are of the opinion that (i) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (ii) the Shares upon issuance will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name in the Registration Statement at each place in which it appears.


                                   Sincerely,


                                   MAYOR, DAY, CALDWELL & KEETON, L.L.P